EXHIBIT 23.1





            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration
Statement of Telephone and Data Systems, Inc. of our report dated
February 8, 1994, on the consolidated financial statements of Telephone and Data Systems, Inc. and Subsidiaries, incorporated by reference in the Telephone and Data Systems, Inc. Form 10-K for the year ended December 31, 1993, to the incorporation by reference in this Form S-8 Registration Statement of our report dated
February 8, 1994, on the financial statement schedules of Telephone and Data Systems, Inc., included in the Telephone and Data Systems, Inc. Form 10-K for the year ended December 31, 1993, and to the incorporation by reference in this Form S-8 Registration Statement of our compilation report dated February 11, 1994 (except with respect to the matters discussed in the third, fifth and sixth paragraphs of Note 7, as to which the date is October 17, 1994) on the combined financial statements of the Los Angeles SMSA Limited Partnership, the Nashville/Clarksville MSA Limited Partnership and the Baton Rouge
MSA Limited Partnership, included in the Telephone and Data
Systems, Inc. Form 10-K for the year ended December 31, 1993. We also consent to all references to our Firm included in this Form
S-8 Registration Statement.



                                   ARTHUR ANDERSEN LLP





Chicago, Illinois
January 6, 1995
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